Exhibit 3.5

ENERGY PARTNERS, LTD.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors designates.

Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors designates. At each annual meeting the stockholders shall elect the members of the Board of Directors and transact such other business as is set forth in the written notice of the meeting or may be properly brought before the meeting.

Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of Delaware (“DGCL”), may be called by the President or Chairman of the Board of Directors and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Such a request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be limited to the purpose or purposes set forth in the written notice of the meeting.

Section 2.4. Notice of Meetings; Adjournment. Written notice of each meeting of the stockholders, stating the place, date and time of the meeting, shall be given to each stockholder at least 10, but not more than 60, days before the meeting. Only such business shall be conducted at a special meeting of stockholders of which notice shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before an annual meeting of stockholders, provided that notice of any such matter to be brought before the meeting by any stockholder shall have been given to the Corporation as provided by Section 2.10 of these Bylaws. When a meeting is adjourned to another place, date or time and the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken, written notice need not be given of the adjourned meeting unless the date thereof is more than 30 days after the date for which the meeting was originally noticed. At any adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.5. Quorum. At any meeting of the stockholders of the Corporation, except as otherwise provided by statute, the Restated Certificate of Incorporation or these Bylaws, there must be present, either in person or by proxy, in order to constitute a quorum, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. Any meeting of stockholders, whether or not a quorum is present, may be adjourned to another day, from day to day or from time to time, by the presiding officer of the meeting or by the vote of a majority of the stockholders present at the meeting or represented by proxy, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 2.4.

Section 2.6. Voting. When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law, the national securities exchange on which the Company’s capital stock is traded or the Restated Certificate of Incorporation, a different vote is required; provided that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting . Each stockholder shall at a meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. No shares redeemed and held by the Corporation shall have voting rights. No proxy shall be valid after three years from its date unless the proxy specifically provides for a longer period. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

Section 2.7. Presiding Officer of Meetings. The Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

Section 2.8. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

Section 2.9. Action in Lieu of Meeting.

(a) Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted and delivered to the Corporation in accordance with

Section 228(a) of the DGCL. Prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to the stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the meeting had been the date that written consents signed by stockholders holding a sufficient number of shares of capital stock of the Corporation to take the action were delivered to the Corporation as provided in this Section 2.9.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 2.9 and applicable law, to the Corporation of a signed written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. The action by written consent and without a meeting will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take the corporate action were delivered to the Corporation. In the event that the action by written consent and without a meeting fills a vacancy or vacancies on the Board of Directors or otherwise elects a director or directors to the

Board of Directors, such newly elected director or directors shall take office and have the authority of a director conferred upon them as of the date and time of the certification, and not the date of delivery to the Corporation, of the written consents. In the event that the action by written consent and without a meeting replaces a director or directors on the Board of Directors, the authority of such replaced director or directors shall continue until the date and time of the certification of the written consents. Nothing contained in this Section 2.9(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation)

(d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in this Section 2.9 and applicable law, and not revoked.

Section 2.10. Notice of Stockholder Nominations and Other Proposed Stockholder Action.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an annual meeting of stockholders may be made only (i) pursuant to Section 2.4 of these Bylaws (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section 2.10 and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section 2.10.

(2) For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder pursuant to paragraph (a)(1) of this Section 2.10, (w) the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation, (x) any such proposal must otherwise be a proper matter for stockholder action under the DGCL, (y) if the beneficial owner on whose behalf any such proposal or nomination is made has provided the Corporation with a Solicitation Notice as that term is defined in this Section 2.10(a)(2), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must, in either case, have included in such materials the Solicitation Notice and (z) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.10, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.10. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th calendar day nor earlier than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice of a nomination or proposed action as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (or any successor provision of law), including such person’s written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder’s affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock and any other information relating to the stockholder, the beneficial owner or proposed business that would be required to be disclosed in solicitations of proxies relating to the proposed items of business pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (or any successor provision of law); and (c) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, (i) the name and address of such stockholder, as they appear on the Corporation’s stock ownership records, (ii) the name and address of each beneficial owner of such stock, (iii) the class and number of shares of capital stock of the Corporation which are owned of record or beneficially by each such person, (iv) in the case of a proposal for a nomination for election or reelection of a director, (1) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s)

are to be made by such stockholder, (2) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (3) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee (an affirmative statement of such intent, a “Solicitation Notice”) and/or (y) otherwise solicit proxies from stockholders in support of such nomination and (4) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (v) in the case of any other proposal of a stockholder, (1) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (2) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to propose the items of business set forth in the notice, (3) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a Solicitation Notice and/or (y) otherwise solicit proxies from stockholders in support of such proposal, and (4) any other information relating to such stockholder, beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action or to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 70 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section 2.10 and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section 2.10 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice of a nomination as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected as directors (except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances) and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 2.10, “affiliate” in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term “beneficially owns” (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder (or any successor provision of law). For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.10, (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10 and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (ii) nothing in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of preferred stock to elect directors in accordance with the provisions of any applicable certificate of designation for preferred stock.

(4) Notwithstanding any other provision of law, the Restated Certificate of Incorporation or these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66.67% of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2.10.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2. Number; Election; Qualification; Term.

(a) The number of directors that shall constitute the Board of Directors shall be fixed from time to time pursuant to a resolution passed by a majority of the Board. The term of office of a director shall not be affected by any decrease in the authorized number of directors.

(b) At the first annual meeting and at each subsequent annual meeting of the stockholders, except as otherwise provided in these Bylaws or an agreement among the stockholders, the stockholders shall elect directors to serve until the next annual meeting or until their successors are elected and qualified.

(c) Unless by the terms of the action pursuant to which a director is elected any special condition or conditions must be fulfilled in order for him or her to be qualified, a person elected as a director shall be deemed to be qualified (1) upon his or her receipt of notice of election and his or her indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him or her without his or her having given notice of inability or unwillingness to serve.

(d) Subject to Section 3.13, each director shall hold office for a term that expires at the annual meeting of the stockholders next following his or her election, provided that if he or she is not re-elected and his or her successor is not elected and qualified at the meeting and there remains a vacancy in the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director may serve for any number of terms, consecutive or otherwise. Directors need not be stockholders of the Corporation.

Section 3.3. Vacancies. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal or increase in the authorized number of directors or otherwise, it may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum.

Section 3.4. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Delaware.

Section 3.5. Annual Meeting. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other time and place as a majority of the directors determine. If a quorum is then present, no notice of the meeting shall be necessary. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.11.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the President and shall be called on the written request of a majority of directors then in office. Not less than one day’s notice of a special meeting shall be given by the Secretary to each director.

Section 3.8. Organization. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside over meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 3.9. Quorum. The presence of a majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors, except as otherwise provided in the Restated Certificate of Incorporation or in these Bylaws. If less than a quorum is present, the directors present may from time to time, without notice other than announcement at the meeting, adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without notice.

Section 3.10. Vote. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the national securities exchange on which the Company’s capital stock is listed, by the Restated Certificate of Incorporation or by these Bylaws.

Section 3.11. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.12. Conference Call Meeting. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13. Removal of Director. Subject to the terms of any agreement to the contrary by and among the Corporation and its stockholders, any director shall be subject to removal with or without cause at any time by the holders of a majority of the shares of capital stock then entitled to be voted at an election of directors. Any director designated, nominated or elected by any stockholder or stockholders of the Corporation (the “Designating Stockholders”) pursuant to the terms of any agreement among the Corporation and any of its stockholders shall be subject to removal with or without cause at any time by the Designating Stockholders.

ARTICLE IV

COMMITTEES

Section 4.1. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board of Directors for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority in reference to amending the Restated Certificate of Incorporation or the Bylaws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, electing a director, electing or removing an officer or any matter required by the DGCL to be submitted to stockholders for approval; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.2. Procedures; Minutes of Meeting. Each committee shall determine its rules with respect to notice, quorum, voting and the taking of action, provided that such rules shall be consistent with law, the rules in these Bylaws applicable to the Board of Directors and the resolution of the Board of Directors establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

Section 5.1. General. The Board of Directors shall elect the officers of the Corporation annually at its first meeting following the annual meeting, which shall include a President and Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Secretary and a Treasurer, and such other officers, including a Chairman of the Board and a Chief Financial Officer, as in the Board’s opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

Section 5.2. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board.

Section 5.3. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal and shall be subject to removal with or without cause at any time by action of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned by the Board of Directors.

Section 5.5. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders or partners of any corporation or any partnership in which the Corporation may hold stock or partnership interests, as the case may be, may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or partnership interests at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or partnership interests. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 5.6. Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and as duties designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

Section 5.7. Vice Presidents. The Corporation shall have such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall from time to time determine. A Vice President may be charged with the responsibility of managing a specific operational division of the Corporation, and his title as Vice President shall refer to the applicable operational division.

Section 5.8. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, he or she may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of his or her cash count. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation to be kept by him or her for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.9. Assistant Treasurers. Each Assistant Treasurer shall have the powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors.

Section 5.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation attest to all contracts of the Corporation and affix the seal of the Corporation thereto; may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.11. Assistant Secretary. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary.

ARTICLE VI

CAPITAL STOCK

Section 6.1. Certificates for Stock. Stock of the Corporation may be certificated or uncertificated and shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. Owners of stock of the Corporation shall be recorded on the books of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the stock transfer records of the Corporation. Any certificates representing such stock shall be signed by the Chairman of the Board, President or the Executive Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of issuance.

Section 6.2. Transfer of Stock. Transfer of shares of the Corporation shall be made on the books of the Corporation and, with respect to certificated shares, only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificated or uncertificated shares shall be issued, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require

Section 6.3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

Section 6.4. Lost, Stolen or Destroyed Certificates. In case any certificate for stock of the Corporation is lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent or to its registrar, if any, as deemed necessary or advisable by it.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “Corporate Seal, Delaware” as set forth below:

Section 7.2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

Section 7.3. Restated Certificate of Incorporation. All references in these Bylaws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

ARTICLE VIII

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

Section 8.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, provided, however, that except as provided in Section 8.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 8.1, or otherwise.

Section 8.2. Right of Indemnitee to Bring Suit. If a claim under this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit.

The indemnitee shall be presumed to be entitled to indemnification under this Article under submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 8.3. Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.4. Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 8.5. Definition of Director and Officer. Any person who is or was serving as a director or officer of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director or officer of the Corporation entitled to indemnification under this Article.

Section 8.6. Indemnification of Employees and Agent of the Corporation. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of directors and officers of the Corporation.

Section 8.7. Transactions with Interested Persons. No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which any of its directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transactions is authorized or solely because his or her vote is counted for such purpose, if:

(a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

(b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

ARTICLE IX

NOTICES

Section 9.1. Notice. Whenever notice is required or permitted by these Bylaws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television or other form of voice communication, effective upon receipt by the person or (b) in writing communicated by being delivered by hand, by mail or by telegraph, teletype, facsimile or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his or her address as registered in the records of the Corporation for purposes of notice-giving (“notice address”); provided that (1) notice of a meeting of the stockholders shall be in writing and (2) a written notice, if mailed first-class mail, postpaid and correctly addressed to a person at his or her notice address, shall be effective two days after its deposit by the sender in the United States mail.

Section 9.2. Waiver. Whenever any notice is required to be given under the provisions of law or of the Restated Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE X

AMENDMENT

These Bylaws may be amended or repealed, in any manner provided by the DGCL, the Restated Certificate of Incorporation or these Bylaws.